Exhibit 10.33

No. R-2	$7,430,000

UNITED STATES OF AMERICA

COMMONWEALTH OF VIRGINIA

HAMPTON REDEVELOPMENT AND HOUSING AUTHORITY

First Mortgage Revenue Refunding Bonds

(Olde Hampton Hotel Associates Project) Series 1998A

INTEREST RATE	MATURITY DATE	DATED DATE	CUSIP
6.5%	July 1, 2016	December 18, 1998	40958N AB3

REGISTERED OWNER:	CEDE & CO.

PRINCIPAL AMOUNT:	SEVEN MILLION FOUR HUNDRED THIRTY THOUSAND DOLLARS

The HAMPTON REDEVELOPMENT AND HOUSING AUTHORITY, a political subdivision of the Commonwealth of Virginia (the “Authority”), for value received, hereby promises to pay, upon surrender hereof at the corporate trust office of Crestar Bank, Richmond, Virginia, as trustee, or its successor in trust (the “Trustee”), solely from the source and as hereinafter provided, to the registered Company hereof, or registered assigns or legal representative, the principal sum stated above on the maturity date stated above, subject to prior redemption as hereinafter provided, and to pay, solely from such source, interest hereon semiannually on each January 1 and July 1, commencing on July 1, 1999 (each an “Interest Payment Date”), at the annual rate stated above.

Interest is payable (a) from the dated date set forth above, if this Bond is authenticated prior to July 1999, or (b) otherwise from the January 1 or July 1 that is, or immediately precedes, the date on which the Bond is authenticated (unless payment of interest hereon is in default, in which case this Bond shall bear interest from the date to which interest has been paid). Interest is payable by check or draft mailed to the registered owner hereof at his address as it appears on the 15th day of the month preceding each Interest Payment Date on registration books kept by the Trustee; provided, however, that if the Bonds are registered in the name of a securities depository or its nominee as registered owner or at the option of an owner of at least $500,000 principal amount of Bonds, payment will be made by wire transfer pursuant to the most recent wire instructions received by the Trustee from such registered owner. Principal, premium, if any, and interest are payable in lawful money of the United States of America.

THE BONDS AND THE PREMIUM, IF ANY, AND THE INTEREST THEREON ARE LIMITED OBLIGATIONS OF THE AUTHORITY PAYABLE SOLELY FROM THE REVENUES AND RECEIPTS DERIVED BY THE AUTHORITY UNDER THE LOAN AGREEMENT AND THE NOTES, WHICH REVENUES AND RECEIPTS HAVE BEEN PLEDGED AND ASSIGNED TO SECURE PAYMENT THEREOF. THE BONDS, THE PREMIUM, IF ANY, AND THE INTEREST THEREON SHALL NOT BE DEEMED TO CONSTITUTE A DEBT OR A PLEDGE OF THE FAITH AND CREDIT OF THE COMMONWEALTH OF VIRGINIA OR ANY POLITICAL SUB DIVISION THEREOF, INCLUDING THE AUTHORITY. NEITHER THE COMMONWEALTH OF VIRGINIA, NOR ANY POLITICAL SUBDIVISION THEREOF, INCLUDING THE AUTHORITY, SHALL BE OBLIGATED TO PAY THE PRINCIPAL OF OR PREMIUM, IF ANY, OR INTEREST ON THE BONDS OR OTHER COSTS INCIDENT THERETO EXCEPT FROM THE REVENUES AND RECEIPTS PLEDGED AND ASSIGNED THEREFOR, AND NEITHER THE FAITH AND CREDIT NOR THE TAXING POWER OF THE COMMONWEALTH OF VIRGINIA, OR ANY POLITICAL SUBDIVISION THEREOF, INCLUDING THE AUTHORITY, IS PLEDGED TO THE PAYMENT OF THE PRINCIPAL OF OR PREMIUM, IF ANY, OR INTEREST ON THE BONDS OR OTHER COSTS INCIDENT THERETO. THE AUTHORITY HAS NO TAXING POWER.

All acts, conditions and things required to happen, exist or be performed precedent to and in the issuance of this Bond have happened, exist and have been performed.

This Bond shall not become obligatory for any purpose or be entitled to any security or benefit under the Indenture or be valid until the Trustee has executed the Certificate of Authentication appearing hereon and inserted the date of authentication hereon.

This Bond is one of an issue of $8,640,000 First Mortgage Revenue Refunding Bonds (Olde Hampton Hotel Associates Project), Series 1998A (the “Series 1998A Bonds” and collectively with the Authority’s Taxable First Mortgage Revenue Bonds, Series 1998B, the “Bonds”), of like date and tenor, except as to number, denomination, rate of interest, maturity and privilege of redemption, authorized and issued pursuant to the Housing Authorities Law Chapter I, Title 36, Code of Virginia of 1950, as amended (the “Act”). This Bond is executed under and secured by an Indenture of Trust dated as of December 1, 1998 (the “Indenture”), between the Authority and the Trustee, for the purpose of refunding the outstanding principal amount of the Peninsula Ports Authority’s Revenue Refunding Bonds (Olde Hampton Hotel Associates Project), Series 1986, which refinanced a portion of the cost of the acquisition, construction and equipping of a Radisson Hotel complex and a parking garage containing certain retail space all located in the City of Hampton, Virginia (collectively the “Project”) for the benefit of Olde Hampton Hotel Associates, A Virginia Limited Partnership (the “Company”).

As security for the Bonds, the Authority has pledged to the Trustee, and granted the Trustee a security interest in, the Authority’s interest in a Loan Agreement dated as of December 1, 1998 (the “Loan Agreement”), between the Authority and the Company, pursuant to which the Company has delivered its non-recourse promissory notes dated the date of delivery (the “Notes”), in the original principal amounts of $8,640,000 and $390,000 payable to the Authority. The Company has agreed to pay to the Trustee, for the account of the Authority, amounts sufficient to pay principal of and premium, if any, and interest on the Bonds when due. The Notes are secured by a Deed of Trust and Security Agreement dated as of December 1, 1998 (the “Deed of Trust”), between the Company and the individual trustees named therein, which creates a lien on the Project, which lien is more fully described in the Deed of Trust, a Security Agreement dated as of December 1, 1998 (the “Security Agreement”) between the Company and the Trustee, which creates a lien on and a security interest in, certain personal property of the Company, as more completely described in the Security Agreement, and an Assignment of Rents and Leases dated as of December 1, 1998 (the “Assignment”) between the Company and the Trustee, which assigns the rents and leases of the Project, as more particularly described in the Assignment.

If the Company exercises its option or is required to prepay the Notes upon damage to, condemnation of or failure of title to the Project or certain other extraordinary events as provided in Section 8.1(a) of the Loan Agreement, the Bonds are required to be redeemed in whole or in part at any time and upon payment of 100% of the principal amount of the Bonds to be redeemed plus interest accrued to the redemption date.

The Series 1998A Bonds maturing on July 1, 2016, may be redeemed at the option of the Authority at the direction of the Company as follows. The redemption prices of such Bonds shall be the percentage of principal amount of the Bonds to be redeemed as shown below plus interest accrued to the redemption date:

Redemption Period (Both Dates Inclusive)	Redemption Date
July 1, 2008 through June 30, 2009	102%
July 1, 2009 through June 30, 2010	101
July 1, 2010 and thereafter	100

Series 1998A Bonds shall be redeemed prior to maturity on July 1 in years and amounts upon payment of 100% of the principal amount thereof plus interest accrued to the redemption date, as follows;

Series 1998A Bonds Maturing July 1, 2003

Year	Amount
2000	$190,000
2001	320,000
2002	340,000
2003 (final maturity)	360,000

Series 1998A Bonds Maturing July 1, 2016

Amount	Year	Year	Amount
2004	$380,000	2011	$595,000
2005	405,000	2012	630,000
2006	435,000	2013	670,000
2007	460,000	2014	715,000
2008	490,000	2015	760,000
2009	525,000	2016 (final maturity)	815,000
2010	555,000

The Trustee shall provide for redemption of Series 1998A Bonds in accordance with the foregoing schedule; provided, however, that on or before the 70th day next preceding any such sinking fund payment date the Company may:

(a) deliver to the Trustee for cancellation Series 1998A Bonds in any aggregate principal amount desired; or

(b) receive a credit against the sinking fund redemption obligation on such sinking fund payment date for Series 1998A Bonds that previously have been redeemed (other than through the operation of the sinking fund) and canceled by the Trustee but not theretofore applied as a credit against any sinking fund redemption.

Upon the occurrence of any of the events described in (a) or (b) of this Section, the Trustee shall credit against the sinking fund redemption obligation on such sinking fund payment date the amount of such Bonds so delivered or previously redeemed and any excess over such obligation will be credited against future mandatory redemption obligations in inverse order of redemption dates, and the principal amounts of Bonds to be redeemed by mandatory redemption will be reduced accordingly.

If less than all the Bonds are called for extraordinary or optional redemption, the Bonds to be redeemed shall be selected pro rata among the Holders of the Bonds by the Trustee. If less than all Bonds with the same series designation and maturity are called for redemption, such Bonds to be redeemed shall be provided that the principal portion of any Bonds to be redeemed shall result in the unredeemed portion being in $100,000 denominations or any multiple of $5,000 in excess thereof. If a portion of a Bond shall be called for redemption, a new Bond in principal amount equal to the unredeemed portion thereof shall be issued to the registered owner upon the surrender thereof. If a notice of redemption is unconditional, or if the conditions of a conditional notice of redemption have been satisfied, then upon presentation and surrender of the Bonds so called for redemption at the place or places of payment, such Bonds will be redeemed.

If any of the Bonds or portions thereof are called for redemption, the Trustee shall send a notice of the call for redemption, identifying the Bonds or portions thereof to be redeemed, by registered or certified mail, not less than 30 nor more than 60 days prior to the redemption date, to the registered owner of each Bond to be redeemed, at his address as it appears on the registration books kept by the Trustee. Provided funds for their redemption are on deposit at the place of payment on the redemption date, all Bonds so called for redemption shall cease to bear interest on such date, shall no longer be secured by the Indenture and shall not be deemed to be outstanding under the terms of the Indenture. If a portion of this Bond is called for redemption, a new Bond in principal amount equal to the unredeemed portion hereof will be issued to the registered owner upon the surrender hereof.

The registered owner of this Bond shall have no right to enforce the provisions of the Indenture or to institute action to enforce the covenants therein or to take any action with respect to any Event of Default under the Indenture or to institute, appear in or defend any suit or other proceedings with respect thereto, except as provided in the Indenture. In certain events, on conditions, in the manner and with the effect set forth in the Indenture, the principal of all the Bonds issued under the Indenture and then outstanding may become or may be declared due and payable before their stated maturity, together with interest accrued thereon. Modifications or alterations of the Indenture may be made only to the extent and in the circumstances permitted by the Indenture.

The Bonds are issuable as fully registered Bonds in denominations of $5,000 and multiples thereof. Upon surrender of this Bond at the corporate trust office of the Trustee, together with an assignment duly executed by the registered owner or his duly authorized attorney or legal representative in such form as shall be satisfactory to the Trustee, the Authority shall execute, and the Trustee shall authenticate and deliver in exchange, a new Bond or Bonds in the manner and subject to the limitations and conditions provided in the Indenture, having an equal aggregate principal amount, in authorized denominations, of the same series, form and maturity, bearing interest at the same rate, and registered in names as requested by the then registered owner hereof or his duly authorized attorney or legal representative. Any such exchange shall be at the expense of the Company, except that the Trustee may charge the person requesting such exchange the amount of any tax or other governmental charge required to be paid with respect thereto.

The Trustee shall treat the registered owner as the person exclusively entitled to payment of principal, premium, if any, and interest and the exercise of all other rights and powers of the owner, except that as set forth above interest payments shall be made to the person shown as owner on the 15th day of the month preceding each Interest Payment Date.

All acts, conditions and things required to happen, exist or be performed precedent to and in the issuance of this Bond have happened, exist and have been performed.

This Bond shall not become obligatory for any purpose or be entitled to any security or benefit under the Indenture or be valid until the Trustee has executed the Certificate of Authentication appearing hereon and inserted the date of authentication hereon.

IN WITNESS WHEREOF, the Hampton Redevelopment and Housing Authority, has caused this Bond to be executed in its name by the manual or facsimile signature of its Chairman or Vice Chairman, an actual or facsimile of its seal to be imprinted or impressed hereon and attested by the manual or facsimile signature of its Secretary or Assistant Secretary, and this Bond to be dated the date set forth above.

HAMPTON REDEVELOPMENT AND HOUSING AUTHORITY

(SEAL)	By
Chairman

Attest:

Asst. Secretary

CERTIFICATE OF AUTHENTICATION

Date Authenticated: December 18, 1998

This Bond is one of the Bonds described in the within-mentioned Indenture.

CRESTAR BANK, as Trustee

By
Authorized Officer

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